EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                                RESTATED BY-LAWS
                                       OF
                           MIDWEST BANC HOLDINGS, INC.

MIDWEST BANC HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY: FIRST: The Board of Directors of the Corporation, at its meeting duly held on May 29, 2002, adopted resolutions approving the following amendments to the Restated By-Laws of the Corporation:

         RESOLVED, that some or all of any class or series of shares of the Corporation may be either represented by certificates or uncertificated;

         FURTHER RESOLVED, that Section 6.1 of the By-laws of the Corporation is hereby amended to read in its entirety as follows:

                  "Section 6.1 Shares Represented by Certificates and Uncertificated Shares. Shares either shall be represented by certificates or shall be uncertificated.

                  (a) Certificates representing shares of the Corporation shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by the Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any of or all of the signatures on the certificates may be a facsimile. All certificates of stock shall bear the seal of the Corporation, which seal may be a facsimile, engraved or printed.

                  (b) Unless prohibited by the Certificate of Incorporation, the Board of Directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Notwithstanding the adoption of such resolution by the Board of Directors, each holder of uncertificated shares, upon request to the Corporation, shall be entitled to receive a certificate signed by, or in the name of the Corporation as described in Section 6.1(a). Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series."

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         FURTHER RESOLVED, that Section 6.2 of the By-laws of the Corporation is hereby amended to read in its entirety as follows:

         "Section 6.2      Transfer of Shares.

                  (a) Provided (i) the Corporation has no duty to inquire into adverse claims or has discharged any such duty, (ii) any applicable law relating to the payment of taxes has been complied with and (iii) the transfer is in fact rightful and to a bona fide purchaser, the Corporation shall have a duty to register any transfer of shares in the stock transfer books of the Corporation if the following conditions are met:

                  (1) For transfer of shares represented by a certificate, there shall have been presented to the Corporation or its transfer agent (i) the stock certificate endorsed by the appropriate person or persons and (ii) reasonable assurance that such endorsement is genuine and effective. Upon registration of such transfer in the stock transfer books of the Corporation, the certificates representing the shares transferred shall be cancelled and the new record holder, upon request, shall be entitled to receive a new certificate or certificates. No new share certificates shall be issued until the former certificate or certificates have been surrendered and cancelled, except that in the case of a lost, destroyed, wrongfully taken or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors, the Chairman or the President may prescribe consistent with applicable law.

                  (2) For transfer of uncertificated shares, the Corporation or its transfer agent shall have received (i) an instruction (in writing or by a communication in such other form as may be agreed upon in writing by the Corporation) from the registered owner or other appropriate person to effect such transfer and
                  (ii) reasonable assurance that such instruction is genuine and effective.

                  (b) The terms and conditions described in the foregoing provisions of this Section shall be construed in accordance with the provisions of the Delaware Uniform Commercial Code, except as otherwise provided by the Delaware General Corporation Law."

SECOND: That such amendments have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.


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IN WITNESS WHEREOF, Midwest Banc Holdings, Inc. has caused this Certificate to be signed and attested on its behalf as of May 29, 2002.

                                    MIDWEST BANC HOLDINGS, INC.



                                    By: /s/ Brad A. Luecke
                                        ---------------------------------------
                                         Brad A. Luecke, President and
                                         Chief Executive Officer

ATTEST:

By: /s/ Daniel Nagle
    -------------------------
     Daniel Nagle, Secretary